UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 13, 2025

Commission File Number	Exact Name of Each Registrant as specified in its charter; State of Incorporation; Address; and Telephone Number			IRS Employer Identification No.
1-8962	PINNACLE WEST CAPITAL CORPORATION			86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000
1-4473	ARIZONA PUBLIC SERVICE COMPANY			86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 7.01    Regulation FD Disclosure.

As described under Item 8.01 below, Arizona Public Service Company (“APS”) filed an application and related schedules for an increase in base rates with the Arizona Corporation Commission (the “ACC”) on June 13, 2025 (the “2025 Rate Case”). These materials are posted on Pinnacle West Capital Corporation’s (“Pinnacle West”) website at http://www.pinnaclewest.com/investors. The information on this website is not incorporated by reference into this report. The ACC docket number is E-01345A-25-0105. On June 13, 2025, APS also issued a press release announcing its filing with the ACC described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

2025 Rate Case

APS is seeking a net base rate increase of $579.52 million, representing a 13.99% net increase. The requested net increase addresses a total base revenue deficiency of $662.44 million, offset by proposed adjustor transfers of cost recovery to base rates.
The 2025 Rate Case application includes the following proposals:

•A test year comprised of the twelve month period ending on December 31, 2024, including certain pro forma adjustments;
•Twelve months of post-test year plant placed into service from January 1, 2025 through December 31, 2025;
•An original cost rate base of $21.6 billion, which approximates the ACC-jurisdictional portion of the book value of utility assets, net of accumulated depreciation and other credits;
•The following proposed capital structure and costs of capital:

	Capital Structure	Cost of Capital
Long-term debt	47.65%	4.26%
Common stock equity	52.35%	10.7%
Weighted-average cost of capital		7.63%

•A 1% return on the increment of fair value rate base above APS’s original cost rate base, as provided for by Arizona law;
•A rate of $0.043881 per kWh for the portion of APS’s base rates attributable to fuel and purchased power costs;
•Adjustments to rate designs to reduce cross-subsidization by certain customer classes;
•Modification of cost allocation methodologies based on customer growth to ensure customers causing new production costs are covering those costs through rates, along with corresponding changes to adjustor mechanisms, such as for fuel and purchased power;
•Implementation of a “Formula Rate Adjustment Mechanism” to assist with reducing regulatory lag and allow for rate gradualism;
•Elimination of the Lost Fixed Cost Recovery Adjustment Mechanism following the first annual adjustment pursuant to the Formula Rate Adjustment Mechanism; and
•Modification to the System Reliability Benefit Mechanism due to the Formula Rate Adjustment Mechanism proposal.

APS requested that the increase become effective in the second half of 2026. APS cannot predict the outcome of its request nor when the 2025 Rate Case will be decided by the ACC.

Forward-Looking Statements

This Report on Form 8-K and the application and related schedules for an annual increase in retail base rates filed with the ACC on June 13, 2025 contain forward-looking statements based on current expectations. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us. A discussion of some of these risks and uncertainties is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our other Securities and Exchange Commission filings and are available on our website at http://www.pinnaclewest.com, which you should review carefully before placing any reliance on our forward-looking statements or disclosures. We assume no obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.

Item 9.01    Financial Statements and Exhibits.

    (d)    Exhibits

Exhibit No.	Registrant(s)	Description

99.1	Pinnacle West APS	Press Release dated June 13, 2025 related to APS Rate Case Filing

104	Pinnacle West APS	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: June 13, 2025	By: /s/ Andrew Cooper
Andrew Cooper
Senior Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: June 13, 2025	By: /s/ Andrew Cooper
Andrew Cooper
Senior Vice President and
Chief Financial Officer